Exhibit 3.23

CERTIFICATE OF INCORPORATION

Of

CMS JONESBORO REHABILITATION, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is CMS Jonesboro Rehabilitation, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, all of which are of one class and are designated as Common Stock. Each of such shares shall have a par value of $.01.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address
H. John Michel, Jr.	1100 PNB Bending
Broad and Chestnut Streets Philadelphia, PA 19107

SIXTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

SEVENTH: A director of the Corporation hall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stock-holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of §292 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the Stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

NINTH: The term of existence of the Corporation shall be perpetual.

TENTH: Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

ELEVENTH: The election of directors shall be conducted in the manner prescribed in the By-Laws of the Corporation and need not be by ballot.

TWELFTH: The name and mailing address of each person who is to serve as a director until the first annual meeting of the shareholders or until a successor is elected and qualified is as follows:

Name	Mailing Address
Robert A. Ortenzio	650 Wilson Lane Mechanicsburg, PA 17055

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 24th day of June, 1987.

/s/ H. John Michel, Jr.
H. John Michel, Jr.
Incorporator

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